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                                                                   EXHIBIT 10.19

          AMENDED AND RESTATED MOLECULAR INSIGHT PHARMACEUTICALS, INC.
                           2006 EQUITY INCENTIVE PLAN

     1. PURPOSE AND EFFECTIVE DATE.

     (a) Purpose. The Molecular Insight Pharmaceuticals, Inc. 2006 Incentive Stock and Awards Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees and consultants and (ii) to increase shareholder value. The Plan will provide participants incentives to increase shareholder value by offering the opportunity to acquire shares of the Company's common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

     (b) Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date; provided that any Awards granted prior to the date the Plan is approved by the Company shareholders shall be contingent on such approval.

     2. DEFINITIONS. Capitalized terms used in this Plan have the following meanings:

     (a) "Affiliate" means any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with the Company within the meaning of Code Sections 414(b) or (c), provided that, in applying such provisions, the phrase "at least 50 percent" shall be used in place of "at least 80 percent" each place it appears therein.

     (b) "Award" means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units, or a Long-Term Incentive Award.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Cause" means:

          (i) the failure of the Participant to perform any of his or her material duties to the Company, including, without limitation, breach of the Company's code of ethics, conflict of interest or employment policies;

          (ii) the Participant's conviction (including any pleas of guilty or nolo contendre) of any felony or other crime that the Committee reasonably determines adversely impacts the Participant's ability to continue performing services with the Company;

          (iii) any act or failure to act by the Participant (other than the Participant's resignation or retirement) which would reasonably be likely to have the effect of injuring the reputation, business or business relationships of the Company or impairing the Participant's ability to perform services for the Company;

          (iv) acts of theft, embezzlement, fraud, dishonesty, misrepresentation or falsification of documents or records involving the Company;

          (v) violation of any law or administrative regulation related to the Company's business and use of the Company's facilities or premises to conduct unlawful or unauthorized activities or transactions;

          (vi) conduct that could result in publicity reflecting unfavorably on the Company in a material way;

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          (vii) the Participant's improper use of the Company's confidential or proprietary information; or

          (viii) a breach of any material term of an employment agreement, confidentiality agreement, non-competition agreement and non-solicitation agreement or any other agreement between the Participant and the Company, after giving effect to the notification provisions, if any, and the mechanisms to remedy or cure a breach, if appropriate, as described in any such agreement.

The Committee shall determine whether conduct constituting "Cause" has occurred for purposes of the Plan. For purposes of this definition, the term "Company" includes any Affiliate and "Cause" is not limited to events that have occurred before a Participant's termination, nor is it necessary that the Committee's finding of "Cause" occur prior to such termination.

     (e) "Change of Control" means the occurrence of any one of the following events:

          (i) A change in the ownership of the Company, which shall occur on the date that any one Person, or more than one Person Acting as a Group (as defined below), other than Excluded Person(s) (as defined below), acquires ownership of the stock of the Company that, together with the stock then held by such Person or group, constitutes more than fifty percent (50%) of the total fair market value of the stock of the Company. However, if any one Person or more than one Person Acting as a Group is considered to own more than fifty (50%) of the total fair market value of the stock of the Company, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change of Control.

          (ii) A change in the effective control of the Company, which shall occur on the date that:

                    (A) Any one Person, or more than one Person Acting as a
               Group, other than Excluded Person(s), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing thirty-five percent (35%) or more of the total voting power of the stock of the Company. However, if any one Person or more than one Person Acting as a Group is considered to own more than thirty-five percent (35%) of the total voting power of the stock of the Company, the acquisition of additional voting stock by the same Person or Persons is not considered to cause a Change of Control; or

                    (B) A majority of the members of the Company's Board of
               Directors is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Company's Board of Directors prior to the date of the appointment or election.

          (iii) A change in the ownership of a substantial portion of the Company's assets, which shall occur on the date that any one Person, or more than one Person Acting as a Group, other than Excluded Person(s), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total Gross Fair Market Value (as defined below) equal to more than sixty percent (60%) of the total Gross Fair Market Value of all the assets of the Company immediately prior to such acquisition or acquisitions, other than an Excluded Transaction (as defined below).


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     For purposes of this subsection (e):

               "Gross Fair Market Value" means the value of the assets of the Company, or the value of the assets being disposed of, as applicable, determined without regard to any liabilities associates with such assets.

               Persons will be considered to be "Acting as a Group" if they act in concert, provided that Persons will not be considered to be Acting as a Group solely because they purchase or own stock of the Company at the same time, or as a result of the same public offering, or solely because they purchase assets of the Company at the same time, or as a result of the same public offering, as the case may be. However, Persons will be considered to be Acting as a Group if they are owners of an entity that enters into a merger, consolidation, purchase or acquisition of assets, or similar business transaction with the Company.

               The term "Excluded Transaction" means any a transaction in which assets are transferred to: (A) a shareholder of the Company (determined immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company (determined after the asset transfer); (C) a Person, or more than one Person Acting as a Group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company (determined after the asset transfer); or (D) an entity at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in clause (C) (determined after the asset transfer).

               The term "Excluded Person(s)" means (A) the Company or any of its Affiliates, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company.

          The term "Change of Control" as defined above shall be amended and construed in accordance with any subsequent guidance, rules or regulations promulgated by the Internal Revenue Service in construing the rules and regulations applicable to Code Section 409A.

     (f) "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

     (g) "Committee" means the Compensation Committee of the Board (or a successor committee with the same or similar authority).

     (h) "Company" means Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation, or any successor thereto.

     (i) "Director" means a member of the Board, and "Non-Employee Director" means a Director who is not also an employee of the Company or its Subsidiaries.

     (j) "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of at least twelve (12) months, as determined by the Committee. The Committee may request such evidence of disability as it reasonably determines.


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     (k) "Effective Date" means the date on which the shares of the Company's voting common stock are first sold to the public pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended from time to time.

     (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

     (m) "Fair Market Value" means, per Share on a particular date, the last sales price on such date on the NASDAQ Global Market (f/k/a NASDAQ National Market), as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such market. If the Shares are not listed on the NASDAQ Global Market, but are traded on a national securities exchange or in another over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Shares on the particular date, or on the last preceding date on which there was a sale of Shares on that exchange or market, will be used. If the Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee, in its discretion, will be used.

     (n) "Long Term Incentive Award" means the right to receive a cash payment to the extent Performance Goals are achieved as described in Section 10.

     (o) "Option" means the right to purchase Shares at a stated price for a specified period of time. An Option may be an "Incentive Stock Option" that is intended to qualify under Code Section 422 or a "Nonqualified Stock Option" that is not intended to so comply.

     (p) "Participant" means an individual selected by the Committee to receive an Award.

     (q) "Performance Goals" means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more of its Subsidiaries, Affiliates or other business units or divisions or departments thereof:

          (i) earnings per share,

          (ii) return on average equity or average assets,

          (iii) earnings,

          (iv) earnings growth,

          (v) revenues,

          (vi) expenses,

          (vii) stock price,

          (viii) market share,

          (ix) return on sales, assets, equity or investment,

          (x) regulatory compliance,

          (xi) improvement of financial ratings,

          (xii) achievement of balance sheet or income statement objectives,


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          (xiii) total shareholder return,

          (xiv) net operating profit after tax,

          (xv) pre-tax or after-tax income,

          (xvi) EBITDA or EBIT,

          (xvii) cash flow,

          (xviii) achievement of development, clinical or regulatory milestones,

          (xix) product sales, and

          (xx) business development activities.

Performance Goals may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. Such performance goals may be adjusted to exclude any one or more of (1) extraordinary items, (2) gains or losses on the dispositions of discontinued operations, (3) the cumulative effects of changes in accounting principles, (4) the writedown of any asset, and (5) charges for restructuring and rationalization programs. Notwithstanding the foregoing, in the case of Awards that the Committee determines will not be considered "performance-based compensation" under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan.

     (r) "Performance Shares" means the right to receive Shares to the extent Performance Goals are achieved.

     (s) "Performance Unit" means the right to receive a payment valued in relation to a unit that has a designated dollar value or the value of which is equal to the Fair Market Value of one or more Shares, to the extent Performance Goals are achieved.

     (t) "Person" has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

     (u) "Plan" means this Molecular Insight Pharmaceuticals, Inc. 2006 Equity Incentive Plan, as may be amended from time to time.

     (v) "Restricted Stock" means a Share that is subject to a risk of forfeiture and restrictions on transfer.

     (w) "Restricted Stock Unit" means the right to receive a payment valued in relation to a unit the value of which is equal to the Fair Market Value of one Share.

     (x) "Retirement" means, unless otherwise specified in an Award agreement, with respect to employee Participants, termination of employment from the Company and its Affiliates (for other than Cause) on or after attainment of age fifty-five (55) and completion of ten (10) years of continuous service with the Company and its Affiliates, and with respect to Director Participants, means the Director's resignation or failure to be re-elected following completion of the Director's term.

     (y) "Rule 16b-3" means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.


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     (z) "Section 16 Participants" means Participants who are subject to the provisions of Section 16 of the Exchange Act.

     (aa) "Share" means a share of Stock.

     (bb) "Stock" means the Common Stock of the Company, par value of $0.01 per share.

     (cc) "Stock Appreciation Right" or "SAR" means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

     (dd) "Subsidiary" means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

     3. ADMINISTRATION.

     (a) Committee Administration. The Committee shall administer the Plan. In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in any Award or agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Committee determinations are final and binding.

     (b) Delegation to Other Committees or Officers. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board or the Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

     (c) Indemnification. The Company will indemnify and hold harmless each member of the Committee, and each officer or member of any other committee to whom a delegation under Section 3(b) has been made, as to any act done, or determination made, with respect to this Plan or any Award to the maximum extent that the law and the Company's by-laws permit.

     4. ELIGIBILITY. The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or employee, a consultant who provides services to the Company or its Affiliates, or a Director, including a Non-Employee Director. The Committee's designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.

     5. TYPES OF AWARDS. Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate).


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     6. SHARES RESERVED UNDER THIS PLAN; AWARD LIMITS.

     (a) Plan Reserve. Subject to adjustment as provided in Section 14, an aggregate of 2,300,000 Shares are reserved for issuance under this Plan. On January 1 of each year beginning after the Effective Date, an additional number of Shares equal to four percent (4%) of the number of Shares issued and outstanding as of the immediately preceding December 31 shall become available for issuance under this Plan. Notwithstanding the foregoing, the Company may issue only 2,300,000 Shares upon the exercise of Incentive Stock Options.

     (b) Reduction of Share Reserve; Replenishment of Shares. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares actually delivered in payment or settlement of Awards. If Shares are forfeited under an Award, or if Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price or withholding taxes of an Award, then such Shares may again be used for new Awards under this Plan under Section 6(a), but such Shares may not be issued pursuant to Incentive Stock Options.

     (c) Participant Limitations. Subject to adjustment as provided in Section 14, no Participant may be granted Awards that could result in such Participant:

          (i) receiving a grant of Options for, and/or Stock Appreciation Rights with respect to, more than 500,000 Shares during any fiscal year of the Company;

          (ii) receiving an Award(s) of Restricted Stock and/or Restricted Stock Units relating to more than 250,000 Shares during any fiscal year of the Company;

          (iii) receiving an Award(s) of Performance Shares, and/or an Award(s) of Performance Units the value of which is based on the Fair Market Value of Shares, for more than 250,000 Shares during any fiscal year of the Company;

          (iv) receiving payment(s) under an Award of Performance Units, the value of which is not based on the Fair Market Value of Shares, for more than $1,500,000 during any fiscal year of the Company (regardless of the performance period to which it relates); or

          (v) receiving payment(s) under Long-Term Incentive Award(s) in any single fiscal year of the Company (regardless of the performance period to which it relates) of more than $1,500,000.

In all cases, determinations under this Section 6(c) should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

     (d) Limitation on Full-Value Awards. Not more than forty percent (40%) of the total Shares that are reserved for grant may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, unrestricted grants of Shares, and any other similar Awards ("Full-Value Awards") whose intrinsic value is not solely dependent on appreciation in the price of Shares after the date of grant and where the vesting of such awards is not subject to the attainment of Performance Goals. Options, Stock Appreciation Rights, and Full-Value Awards subject to the attainment of Performance Goals shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a Full-Value Award subject to the limitation expires, is forfeited or otherwise lapses, the Shares that were subject to the Award shall be restored to the total number of Shares available for grant or sale as Full-Value Awards.


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     7. OPTIONS. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to: (i) whether the Option is an Incentive Stock Option or a Nonqualified Stock Option;
(ii) the number of Shares subject to the Option; (iii) the exercise price, which may not be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant; (iv) the terms and conditions of exercise; and (v) the term, except that an Option must terminate no later than ten (10) years after the date of grant. In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise.

     (a) Non-Employee Directors. Notwithstanding the above, each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day on which such Non-Employee Director becomes a member of the Board, automatically be granted a Non-Qualified Stock Option to purchase a number of shares of Stock that is equal to 25,000 shares. In addition, each Non-Employee Director shall, on the day following the annual meeting of shareholders in each subsequent year such Non-Employee Director serves as a member of the Board, automatically be granted a Non-Qualified Stock Option to purchase a number of shares of Stock that is equal to 25,000 shares except that he or she will not receive his or her second grant until the day following the second (2nd) annual meeting of shareholders thereafter. Nonqualified Stock Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options. All share numbers set forth herein shall be subject to adjustment in the manner provided in Section 14 herein. Nonqualified Stock Options granted to Non-Employee Directors under the Plan are vested and can only be exercised on and after the first anniversary of the date of grant. Notwithstanding the foregoing, such Options shall terminate on the earlier of:
(a) ten (10) years after the date of grant; or (b) ninety (90) calendar days after the Non-Employee Director ceases to be a director of the Company for any reason, including as a result of the Non-Employee Director's death, disability or retirement.

     8. STOCK APPRECIATION RIGHTS. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to: (a) whether the SAR is granted independently of an Option or relates to an Option; (b) the number of Shares to which the SAR relates; (c) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant; (d) the terms and conditions of exercise or maturity; (e) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof. If an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SAR, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares. The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

     9. PERFORMANCE AND STOCK AWARDS. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; (c) whether the restrictions imposed on Restricted Stock or Restricted Stock Units are accelerated, and all or a portion of the Performance Goals subject to an Award are deemed achieved, upon a Participant's death, Disability or Retirement or such other circumstances as the Committee provides;
(d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more


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Shares; and (e) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares, or a combination thereof.

     10. LONG-TERM INCENTIVE AWARDS. Subject to the terms of this Plan, the Committee will determine all terms and conditions of a Long-Term Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment, subject to the following: (a) the Committee must require that payment of all or any portion of the amount subject to the Long-Term Incentive Award is contingent on the achievement or partial achievement of one or more Performance Goals during the period the Committee specifies, although the Committee may specify that all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant's death, Disability or Retirement, or with respect to Long-Term Incentive Awards not intended to qualify as performance-based compensation under Code Section 162(m), such other circumstances as the Committee may specify; and
(b) the performance period must relate to a period of more than one fiscal year of the Company.

     11. TRANSFERABILITY. Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant's death; or (b) transfer an Award.

     12. TERMINATION AND AMENDMENT OF PLAN; AMENDMENT, MODIFICATION OR CANCELLATION OF AWARDS.

     (a) Term of Plan. Unless the Board earlier terminates this Plan pursuant to
Section 12(b), this Plan will terminate on the date of the annual meeting of shareholders that occurs in the fifth (5th) year following the year in which the shareholders originally approve this Plan.

     (b) Termination and Amendment. The Board or the Committee may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

          (i) the Board must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) action of the Board, (B) applicable corporate law or (C) any other applicable law;

          (ii) shareholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded or (D) any other applicable law; and

          (iii) shareholders must approve any of the following Plan amendments:
     (A) an amendment to materially increase any number of Shares specified in
     Section 6(a) or the Participant limits specified in Section 6(c) (except as permitted by Section 14); or (B) an amendment that would diminish the protections afforded by Section 12(e).

     (c) Amendment, Modification or Cancellation of Awards. Subject to Section 12(e) and all other requirements of this Plan, the Committee may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award, provided that any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of the Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in the Award, but the Committee need not obtain Participant (or other interested party) consent for the adjustment or cancellation of an Award pursuant to the provisions of Section 14 or the modification of an Award to the extent deemed necessary to comply with any applicable law, the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Committee, any such amendment shall be made in a


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manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code
Section 409A to continue to so comply.

     (d) Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 12 and to otherwise administer the Plan will extend beyond the date of this Plan's termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

     (e) Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 14, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or SAR after the date of grant nor allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price.

     (f) Foreign Participation. To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 12(b)(ii) or (iii).

     (g) Code Section 409A. The provisions of Code Section 409A are incorporated herein by reference to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

     13. TAXES.

     (a) Withholding. Prior to the delivery of amounts payable (whether in cash or Shares) or vesting of an Award under this Plan, the Company shall have the right and power to deduct or withhold, or require a Participant or Beneficiary to remit to the Company, an amount sufficient to satisfy any federal, state, and local taxes that the Company determines is required to be withheld. If Shares are deliverable upon exercise or payment of an Award, the Committee may permit or require a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with such Award by electing to (a) have the Company withhold Shares otherwise issuable under the Award, (b) tender back Shares received in connection with such Award or (c) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent needed for the Company to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

     (b) No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other Person with an interest in an Award that any Award intended to be exempt from Code Section 409A shall be so exempt, nor that any Award intended to comply with Code Section 409A shall so comply, or any Option intended to qualify as an Incentive Stock Option so qualifies, nor will the Company or any Affiliate indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.


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

     14. ADJUSTMENT PROVISIONS; CHANGE OF CONTROL.

     (a) Adjustment of Shares. If any dividend or other distribution in the form Shares, other securities, or other property or large non-recurring cash dividend, recapitalization, stock split or reverse stock split, reorganization, merger or consolidation, split-up or spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then, subject to Participants' rights under Section 14(c), the Committee shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust as applicable: (i) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(c)) and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, (iii) the grant, purchase, or exercise price with respect to any Award, and (iv) to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals of an Award. In each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Unless the Committee determines otherwise, any such adjustment to an Award that is exempt from Code Section 409A shall be made in manner that permits the Award to continue to be so exempt, and any adjustment to an Award that is subject to Code
Section 409A shall be made in a manner that complies with the provisions thereof. Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In the case of a stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustment contemplated by this subsection (a) shall nevertheless be automatically made as of the date of such split.

     (b) Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

     (c) Change of Control. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of a Change of Control on the Participant's Awards, then such agreement shall control. In all other cases, unless provided otherwise in an Award agreement, in the event of a Change of
Control:

          (i) The successor or purchaser in the Change of Control transaction may assume an Award or provide a substitute award with similar terms and conditions, and preserving the same benefits, as the Award it is replacing. In such event, if the Participant is terminated from employment or service on or within one year following the date of the Change of Control for any reason other than Cause, then:

                    (A) each Option or SAR shall become immediately and fully
               vested as of the date of such termination and the Option or SAR shall be exercisable, notwithstanding any provision to the contrary in the Award agreement, for a period of seventy-five
               (75) days following such termination of employment, but in no event after the tenth (10th) anniversary of the grant date;

                    (B) Restricted Stock and Restricted Stock Units that are not then vested shall vest upon the date of such termination;

                    (C) Performance Shares and/or Performance Units for which
               the performance period has not expired shall be deemed earned for a cash payment equal to the product of the value of the Performance Share and/or Performance

               Unit and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of such termination and the denominator of which is the number of whole months in the performance period;

                    (D) each holder of a Performance Share and/or Performance
               Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit; and

                    (E) all Long-Term Incentive Awards that are earned but not yet paid shall be paid, and all Long-Term Incentive Awards that are not yet earned shall be deemed to have been earned pro rata, as if the Performance Goals are attained as of the effective date of such termination, by taking the product of (A) the Participant's maximum award opportunity for the period to which the Award is subject, and (B) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of such termination and the denominator of which is the number of whole months in the performance period.

          (ii) If the successor or purchaser in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in subsection (a), then immediately prior to the date of the Change of Control:

                    (A) each Option or SAR that is then held by a Participant
               who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and, if so determined by the Committee, all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award;

                    (B) Restricted Stock and Restricted Stock Units that are not then vested shall vest;

                    (C) Performance Shares and/or Performance Units for which
               the performance period has not expired shall be cancelled in exchange for a cash payment equal to the product of the value of the Performance Share and/or Performance Unit and a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period;

                    (D) each holder of a Performance Share and/or Performance
               Unit that has been earned but not yet paid shall receive an amount of cash equal to the value of the Performance Share and/or Performance Unit; and

                    (E) all Long-Term Incentive Awards that are earned but not yet paid shall be paid, and all Long-Term Incentive Awards that are not yet earned shall be deemed to have been earned pro rata, as if the Performance Goals are attained as of the effective date of the Change of Control, by taking the product of (A) the Participant's maximum award opportunity for the period to which the Award is subject, and (B) a fraction, the numerator of which is the number of whole months that have elapsed from the beginning of the performance period to which the Award is subject to the date of the Change of Control and the denominator of which is the number of whole months in the performance period.

          Prior to or as of the date of the Change of Control, the Committee shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction. Except as otherwise expressly provided in any agreement between a Participant and the Company or an Affiliate, if the receipt of any payment by a Participant under the circumstances described above would result in the payment by the Participant of any excise tax provided for in
Section 280G and Section 4999 of the Code, then the amount of such payment shall be reduced to the extent required to prevent the imposition of such excise tax.

     15. MISCELLANEOUS.

     (a) Other Terms and Conditions. The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

          (i) the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

          (ii) provisions giving the Participant the right to receive dividend payments or dividend equivalent payments with respect to the Shares subject to the Award (both before and after the Shares subject to the Award are earned, vested or acquired), which payments may be either made currently or credited to an account for the Participant which provides for the deferral of such amounts until a stated time, and may be settled in cash or Shares, as the Committee determines; provided that any Dividend Equivalents granted in connection with an Option, Stock Appreciation Right or other "stock right" within the meaning of Code Section 409A shall be set forth in a written arrangement that is separate from such Award, and to the extent the payment of such dividend equivalents is considered deferred compensation, such written arrangement shall comply with the provisions of Code Section 409A;

          (iii) restrictions on resale or other disposition of Shares; and

          (iv) compliance with federal or state securities laws and stock exchange requirements.

     (b) Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

          (i) a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

          (ii) a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant's termination of employment with the Company and its Affiliates;

          (iii) a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant's service as a director of, or consultant to, the Company and its Affiliates has ceased;

          (iv) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

          Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant's termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon a "separation from service" within the meaning of Code Section 409A.

     (c) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

     (d) Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan's benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company's general unsecured creditors.

     (e) Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

     (f) Governing Law. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be heard in a "bench" trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

     (g) Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

     (h) Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

     (i) Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any award agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

              Adopted by the Board of Directors on August 17, 2006

                 Adopted by the Stockholders on August 31, 2006


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